Exhibit 10.209
SECOND AMENDMENT TO
APPENDIX B
DEFERRED COMPENSATION PLAN
OF ERIE INDEMNITY COMPANY
Accounts Not Earned and Vested On or Before December 31, 2004
(As Amended and Restated Effective as of January 1, 2009)
WHEREAS, Erie Indemnity Company (the “Company”) maintains the Deferred Compensation Plan of Erie Indemnity Company (the “Plan”); and
WHEREAS, Article 4 of the Plan provides that the Company may amend the Plan; and
WHEREAS, the Company desires to amend Appendix B to the Plan to remove Article 5.4(a) of Appendix B to the Plan which allows the Company to delay a payment of nonqualified deferred compensation to the extent that the Company reasonably anticipates that the payment would not be deductible under Section 162(m) of the Internal Revenue Code of 1986 due to changes in how that provision is applied; and
WHEREAS, the Company’s Board of Directors approved the aforementioned amendment by resolution on December 8, 2020.
NOW, THEREFORE, the Company hereby amends in its entirety, Article 5.4(a) of Appendix B to the Plan as follows, effective as of December 31, 2020:
a)    [Intentionally Omitted]
IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed this 24th day of December, 2020.

ERIE INDEMNITY COMPANY

ATTEST:

/s/ Brian W. Bolash	By: /s/ Timothy NeCastro

Title: President and CEO